SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:  October 22, 2003

Heritage Property Investment Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-31297	04-3474810
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

535 Boylston Street Boston, Massachusetts		02116
(Address of principal executive offices)		(Zip Code)

(617) 247-2200
(Registrant’s telephone number, including area code)

Heritage Property Investment Trust, Inc (the “Company”) is filing this Current Report on Form 8-K to (i) describe a property portfolio acquisition that is one of several individually insignificant acquisitions under Rule 3-14 of Regulation S-X of the rules and regulations of the Securities and Exchange Commission completed during the year ended December 31, 2002 that in the aggregate are significant under Rule 3-14, and (ii) file required historical financial statements for this acquisition, and pro forma financial information with respect to the company reflecting the acquisition as of January 1, 2002.  The Company is filing these financial statements in order to incorporate by reference such information into certain of the Company’s filings under the securities Act of 1933, as amended.

ITEM 5. OTHER EVENTS

On May 17, 2002, the Company acquired Berkshire Crossing, Grand Traverse Crossing, Bedford Grove, and Salmon Run Plaza from The Pioneer Properties, an unaffiliated party, in a single transaction.  These four properties (collectively, the “Pioneer Properties”), are located in Massachusetts, Michigan, New Hampshire, and New York, and aggregate 1.1 million square feet of gross leasable shopping space.  The acquisition price of $78.1 million was financed through (i) the assumption of debt with a principal balance of $55.1 million, (ii) the issuance of limited common partnership units in the Bradley Operating Limited Partnership (a subsidiary of the Company) valued at $7.9 million, and (iii) draws under the Company’s line of credit of $15.1 million.

In accordance with Rule 3-14 of Regulation S-X, the Company is required to include audited financial statements for the Pioneer Properties for the most recent fiscal year prior to the acquisition because the agreement made in connection with the acquisition of Pioneer Properties was negotiated at arms length between the Company and representatives of the transferors.  Neither the Company, nor any subsidiary of the Company nor any director or officer of the Company was affiliated with or had a material relationship with the transferors.  In addition, in determining the price to purchase the Pioneer Properties, the Company evaluated various factors, including, among others, the existing leases, which are the primary source of revenue, the occupancy rates, the competitive nature of the markets and comparative rental rates.  Current and anticipated operating expenses, maintenance and repair costs, real estate taxes and capital improvement requirements were also evaluated.  After reasonable inquiry, the Company is not aware of any material factors that would cause the reported financial information not to be indicative of future operating results.

ITEM 7.  FINANCIAL STATEMENTS, PROFORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)	Financial Statements of Assets Acquired:

Combined Historical Summary of Gross Income and Direct Operating Expenses of the Pioneer Properties for the year ended December 31, 2001 (audited) and for the three months ended March 31, 2002 (unaudited).

(b)	Pro Forma Financial Information:

Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2002 (unaudited).

(c)	Exhibits

EXHIBIT NO.

	23.1	Consent of KPMG LLP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused the report to be signed on its behalf by the undersigned, thereunto duly authorized.

HERITAGE PROPERTY INVESTMENT TRUST, INC.

/S/ Thomas C. Prendergast
Thomas C. Prendergast
Chairman, President and Chief Executive Officer

/S/ David G. Gaw
David G. Gaw
Senior Vice President, Chief Financial Officer and Treasurer

Dated:  October 22, 2003

INDEPENDENT AUDITORS’ REPORT

The Board of Directors and Shareholders
Heritage Property Investment Trust, Inc.

We have audited the accompanying Combined Historical Summary of Gross Income and Direct Operating Expenses (Historical Summary) of The Pioneer Properties Acquired in 2002 (the Properties) for the year ended December 31, 2001. This Historical Summary is the responsibility of the management of Heritage Property Investment Trust, Inc. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in a current report on Form 8-K of Heritage Property Investment Trust, Inc., as described in note 2. The presentation is not intended to be a complete presentation of the Properties’ revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in notes 3 and 4 of the Properties for the year ended December 31, 2001, in conformity with accounting principles generally accepted in the United States of America.

/s/ KPMG LLP

Boston, Massachusetts

August 23, 2002

THE PIONEER PROPERTIES ACQUIRED IN 2002

Combined Historical Summary of Gross Income and Direct Operating Expenses

Year ended December 31, 2001 and three months ended March 31, 2002

(in thousands)

	Year ended December 31, 2001	Three months ended March 31, 2002 (unaudited)

Gross income:
Base rental income	$8,298	$2,071
Operating expense and real estate tax recoveries	1,590	324
Other income	38	2
Total gross income	9,926	2,397
Direct operating expenses:
Operating expenses	1,126	290
Real estate taxes	891	176
Interest expense	4,391	1,291
Total direct operating expenses	6,408	1,757
Excess of gross income over directing operating expenses	$3,518	$640

See accompanying notes to combined historical summary of gross income and direct operating expenses.

(1)      Description of the Properties

The Pioneer Properties Acquired in 2002 (the “Properties”) consisted of the following at December 31, 2001:

Name	Total gross leasable area (unaudited)	Location	Occupancy at December 31, 2001 (unaudited)

Berkshire Crossing	441,412	Pittsfield, Massachusetts	99%

Grand Traverse Crossing	387,273	Grand Traverse, Michigan	95%

Bedford Grove	216,941	Bedford, New Hampshire	100%

Salmon Run Plaza	68,761	Watertown, New York	100%
	1,114,387

Heritage Property Investment Trust, Inc. (“Heritage”) purchased the Properties from The Pioneer Companies, an unaffiliated party, on May 17, 2002 in a single transaction.  The acquisition price of $78.1 million was financed through (i) the assumption of debt with a principal balance of $55.1 million, (ii) the issuance of limited common partnership units in the Bradley Operating Limited Partnership (a subsidiary of Heritage) valued at $7.9 million, and (iii) draws under the Company’s line of credit of  $15.1 million.

(2)      Basis of Presentation and Combination

The accompanying Combined Historical Summary has been prepared in accordance with and for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in a Current Report on Form 8-K of Heritage and is not intended to be a complete presentation of the Properties’ revenues and expenses. The Historical Summary has been prepared on the accrual basis in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Management has made a number of estimates and assumptions relating to the reporting of revenues and expenses during the periods presented to prepare the Combined Historical Summary in conformity with GAAP. Management bases its estimates on historical experience and other assumptions believed to be reasonable under the circumstances. Actual results could differ from those estimates under different assumptions or conditions.

The Combined Historical Summary represents the combination of the properties described in Note 1 since the Properties were all owned by The Pioneer Companies and were acquired by Heritage in a single transaction.

The Combined Historical Summary and related notes thereto for the three months ended March 31, 2002 are unaudited, and in the opinion of management, include all adjustments (consisting of only normal recurring accruals) necessary to present a fair statement of results for the three-month period ended March 31, 2002.  These interim results are not necessarily indicative of results for a full year.

(3)      Gross Income

Management has determined that all of the Properties’ leases with their various tenants are operating leases. Rental income from such leases with scheduled rent increases is recognized using the straight-line method over the terms of the leases. Rental revenue over cash received included in base rental income amounted to $0.1 million and $0.3 million, respectively, for the three months ended March 31, 2002 and the year ended December 31, 2001.

Leases for retail space generally contain provisions under which the Properties are reimbursed for a portion of property operating expenses and real estate taxes incurred. In addition, certain of the operating leases for retail space contain contingent rent provisions under which tenants are required to pay a percentage of their sales in excess of a specified amount as additional rent. The recognition of contingent rental income is deferred until specified targets are met. There was no contingent rental income recognized for the three months ended March 31, 2002 and the year ended December 31, 2001.

Four tenants represented approximately 59% of total base rental income of the Properties for the three-month period ended March 31, 2002 and for the year ended December 31, 2001.

Scheduled minimum rents, excluding reimbursement clauses and renewal options, to be received from tenants under noncancelable operating leases in effect at December 31, 2001, were as follows (in thousands of dollars):

Year	Total

2002	$8,010
2003	8,233
2004	8,043
2005	7,804
2006	7,603
Thereafter	105,211

Total	$144,904

(4)      Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Properties. Costs such as depreciation, amortization, management fees, interest expense related to debt not assumed, and professional fees are excluded from the Combined Historical Summary.

(5)      Mortgage Debt Assumed

Heritage assumed the following mortgage loans payable secured by certain of the Properties in connection with the acquisition (in thousands of dollars):

Property	Assumed mortgage loans payable balance*	Maturity	Fixed interest rate

Berkshire Crossing	$13,511	September 2016	7.60%

Berkshire Crossing – Home Depot/Wal-Mart	7,156	March 2020	7.63%

Grand Traverse Crossing	14,063	January 2013	7.42%

Grand Traverse Crossing – Wal-Mart	5,533	October 2009	7.75%

Bedford Grove	5,027	March 2012	7.86%

Bedford Grove – Wal-Mart	4,411	November 2019	7.63%

Salmon Run Plaza	5,382	September 2013	8.95%

	$55,083

* The estimated fair value as of May 17, 2002, the date of acquisition, was $55,399.

PRO FORMA FINANCIAL INFORMATION

The accompanying unaudited Pro Forma Condensed Consolidated Statement of Operations of Heritage Property Investment Trust, Inc. (“Heritage”) is presented as if The Pioneer Properties Acquired in 2002   (the “Properties”) were acquired on January 1, 2002.

This Pro Forma Condensed Consolidated Statement of Operations should be read in conjunction with the historical consolidated financial statements and notes thereto of Heritage reported on Form 10-K, as amended, for the year ended December 31, 2002.

The unaudited Pro Forma Condensed Consolidated Statement of Operations is not necessarily indicative of what the actual results of operations would have been for the year ended December 31, 2002 assuming the above transaction had been consummated on January 1, 2002, nor does it purport to represent the future results of operations of Heritage.

HERITAGE PROPERTY INVESTMENT TRUST, INC.

Pro Forma Condensed Consolidated Statement of Income

Year ended December, 2002

(in thousands, except per-share data)

(unaudited)

	2002 Historical Amounts (a)	Pro Forma Adjustments (b)	2002 Pro Forma Amounts

Revenue:
Rentals and recoveries	$277,931	$3,645	$281,576
Interest and other	88	3	91
Total revenue	278,019	3,648	281,667
Expenses:
Property operating expenses	39,204	441	39,645
Real estate taxes	40,874	268	41,142
Depreciation and amortization	70,023	848	70,871
Interest	72,312	1,899	74,211
General and administrative	23,351	—	23,351
Loss on prepayment of debt	6,749	—	6,749
Total expenses	252,513	3,456	255,969

Income before net gains	25,506	192	25,698
Net gains on sales of real estate investments and equipment	2,924	—	2,924
Net derivative losses	(7,766)	—	(7,766)
Income before allocation to minority interests	20,664	192	20,856
Income allocated to exchangeable limited partnership units	(216)	(70)	(286)
Income allocated to Series B and C Preferred Units	(6,656)	—	(6,656)
Income before discontinued operations	13,792	122	13,914

Income from discontinued operations	651	—	651
Net income	14,443	122	14,565
Preferred stock distributions	(14,302)	—	(14,302)
Accretion of redeemable equity	(328)	—	(328)
Net (loss) income attributable to common shareholders	$(187)	$122	$(65)

Per-share data:
Basic earnings (loss) attributable to common shareholders	$(0.01)	$—	$(0.00)
Diluted earnings (loss) attributable to common shareholders	$(0.01)	$—	$(0.00)
Weighted average common and common equivalent shares outstanding	30,257	—	30,257

See accompanying notes to pro forma condensed consolidated statement of income.

(a)   Represents the historical statement of operations of Heritage for the year ended December 31, 2002, as contained in the historical consolidated financial statements and notes thereto filed on Form 10-K.  These amounts include the Properties’ actual operating results from the acquisition date of May 17, 2002.

(b)   Represents the proforma revenues and expenses for the period from January 1, 2002 to May 16, 2002 attributable to the Properties as if the acquisition had occurred on January 1, 2002.  Interest expense of $74,211 includes pro forma interest of $308 attributable to draws under the line of credit to fund this acquisition and $1,591 of pro forma interest for the mortgage loans assumed.  The chart below summarizes the assumed rate terms of the debt issued or assumed:

Type of Debt	Weighted Average Interest Rate	Type of Rate
Mortgage loans payable	7.65%	Fixed
Line of credit facility	5.43%	Variable

This column also reflects an adjustment to minority interest to reflect Heritage’s increased minority ownership in the Bradley Operating Limited Partnership.  Ownership of the Bradley Operating Limited Partnership decreased from 99.9% to 98.6% as a result of the issuance of 314,071 limited partnership units in connection with the acquisition of the Properties. The terms of the limited partnership units provide distributions to the holder that are equal to the distributions paid on each share of Heritage’s common stock.  Each unit is redeemable beginning one year after Heritage’s initial public offering on April 23, 2002 (subject to certain limitations) by the holder for the cash equivalent at the time of redemption of one share of Heritage’s commons stock, or, at Heritage’s option, for one share of Heritage’s common stock.